Exhibit 99.1

NEWS RELEASE

Pacific Biosciences Names Michael W. Hunkapiller Chief Executive Officer

MENLO PARK, Calif. – January 6, 2012 – Pacific Biosciences of California, Inc. (NASDAQ:PACB), provider of Single Molecule Real Time (SMRT®) sequencing products, today announced the appointment of Michael W. Hunkapiller, Ph.D., as President and Chief Executive Officer effective immediately. He succeeds Hugh Martin, who will remain on the Board of Directors through the company’s next annual meeting of shareholders.

Dr. Hunkapiller was named Executive Chairman of PacBio’s Board of Directors in October 2011. Dr. Hunkapiller spent 21 years of his career helping build Applied Biosystems (“ABI,” now part of Life Technologies Inc.) into a market leader in the life sciences industry. From 1995 to 2004 he served as ABI’s President and General Manager. In 2004 he joined Alloy Ventures as a General Partner, and in 2005 led Alloy’s investment in PacBio and joined the company’s Board of Directors. Dr. Hunkapiller will continue to represent Alloy Ventures as a Director of NuGEN, Verinata Health and RainDance Technologies.

“I am excited and honored to take on the role of President and CEO of PacBio,” said Dr. Hunkapiller. “Since joining the company’s Board, I have always believed that our SMRT technology would play a significant role in biological research and the advancement of medical therapies. Now that we have begun to deliver products to customers, I am more convinced than ever that we are on our way to fulfilling that promise. The company is in great position with the people, products, and cash to drive the adoption of its disruptive technology.”

Bill Ericson, PacBio’s lead independent Board Member and Mohr Davidow General Partner commented: “We are thankful for Hugh’s dedication and efforts in transforming PacBio from an early stage R&D company to a leader in single molecule technology. Mike brings unmatched expertise, experience and relationships with customers in the life science tools market and is uniquely qualified to lead the company through its next stage of growth.”

Mr. Martin commented: “Developing a technology as advanced as single molecule sequencing was a tremendous achievement for PacBio, and Mike is now the ideal person to drive the broader adoption of PacBio’s products. I am in support of this decision and am looking forward to identifying my next exciting career venture.”

For more information about Pacific Biosciences, please visit www.pacificbiosciences.com. You can also follow the company on Twitter www.twitter.com/pacbio.

About Pacific Biosciences

Pacific Biosciences’ mission is to transform the way humankind acquires, processes and interprets data from living systems through the design, development and commercialization of innovative tools for biological research. The company has developed a novel approach to studying the synthesis and regulation of DNA, RNA and proteins. Combining recent advances in nanofabrication, biochemistry, molecular biology, surface chemistry and optics, Pacific Biosciences has created a powerful technology platform called single molecule, real-time, or SMRT®, technology. SMRT technology enables real-time analysis of biomolecules with single molecule resolution, which has the potential to transform the understanding of biological systems by providing a window into these systems that has not previously been open for scientific study.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may contain words such as “believe,” “may,” “estimate,” “anticipate,” “continue,” “intend,” “expect,” “plan,” the negative of these terms, or other similar expressions, and include the assumptions that underlie such statements. Such statements include, but are not limited to, statements regarding the Company’s SMRT technology and the Company’s growth. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to risks discussed from time to time in documents Pacific Biosciences of California, Inc. has filed with the Securities and Exchange Commission, including the risks identified under the section captioned “Risk Factors” in its recently filed Quarterly Report on Form 10-Q. All forward-looking statements are based on estimates, projections and assumptions as of the date hereof. Pacific Biosciences undertakes no obligation to update any forward-looking statements.

Media:

Nicole Litchfield

For Pacific Biosciences

415-793-6468

nicole@bioscribe.com

Investors:

Trevin Rard

Pacific Biosciences

650-521-8450

ir@pacificbiosciences.com